                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE                                 CONTACT: R. Gregory Lewis
                                                               (615) 269-1900



                       J. ALEXANDER'S CORPORATION REPORTS
                      INCREASE IN SECOND QUARTER NET INCOME

                    SAME STORE SALES RISE 7.8% FOR THE PERIOD


         NASHVILLE, Tenn., July 22, 2004 --- J. Alexander's Corporation (AMEX:
JAX), which owns and operates 27 J. Alexander's full-service, contemporary upscale American restaurants in 12 states, said today its net income for the second quarter just ended rose 47% while same store sales for the same period increased 7.8%.

         For the second quarter ended June 27, 2004, J. Alexander's Corporation reported net income of $576,000, or $.09 per diluted share, up from net income of $393,000, or $.06 per diluted share, posted in the comparable period a year earlier. Income before income taxes for the second quarter of 2004 reached $837,000, up from income before income taxes of $647,000 recorded in the second period a year ago.

         "We were very pleased with the robust increase in same store sales," commented Lonnie J. Stout II, chairman, president and chief executive officer. "Our performance was achieved despite the challenges posed in an extremely difficult operating environment characterized by steadily rising input costs." Stout said the Company's cost of sales for the most recent quarter was 34.2% of sales as compared to 32.2% in the corresponding period a year earlier. Total restaurant operating expenses as a percentage of sales increased to 88% in the second quarter of 2004, up from 87.1% in the same period of 2003.


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J. Alexander's Corporation Reports - Page 2


         "Since virtually all of our beef products are under a fixed price contract until March 2005, we should not see further significant increases in beef costs this year," Stout explained. "Our beef contract prices are, however, significantly higher than in the last half of 2003. In addition, poultry prices are not under contract and are at a record high level. Dairy costs are also up substantially this year from 2003. In summary," he pointed out, "we've incurred significantly higher input costs in nearly every major food category."

           Stout also noted that sales of J. Alexander's Corporation's two newest restaurants opened in the fourth quarter of 2003 continued to fall considerably short of expectations. "These restaurants continued to post significant operating losses for the quarter and, unless a sizable ramp up in sales is experienced, their results will not likely improve appreciably during the balance of the year. While we are confident in our ability to build sales in these restaurants over time, our current expectation is that this will be a very slow process."

         J. Alexander's Corporation also reported that its board of directors had fixed the exercise price of a stock option granted to its CEO in 1999. This option grant was previously accounted for as a variable plan award, which required recognition of non-cash compensation expense. Results for the second quarter of 2003 included $122,000 of compensation expense in connection with the option grant, while compensation expense for the second quarter of 2004 was reduced by $59,000 due to a decline in the price of the Company's common stock prior to the time the exercise price was fixed. By fixing the exercise price, the Company will not, under current accounting rules, recognize additional compensation expense with respect to the option grant.

         For the second quarter just ended, the Company's net sales rose 13% to $29,847,000 from $26,415,000 recorded in the second period of 2003. Same store





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J. Alexander's Corporation Reports - Page 3


weekly sales per restaurant, based on 24 restaurants open for more than 18 months, increased 7.8% to $87,400 in the second quarter of 2004 from $81,100 in the comparable period of the prior year. For the most recent quarter, the average weekly sales per restaurant increased 4.7% to $84,800 from $81,000 in the second period of 2003.

         Stout said that J. Alexander's Corporation has implemented a series of price increases during the past eight months resulting in an estimated 5% to 6% increase in menu prices.

         "We have been cautious in the manner in which we have implemented these price increases, and have carefully monitored our guest count trends," he said. "We will continue to consider additional price increases during the balance of the year. However, we are extremely pleased with our current sales trends and do not want to be overly aggressive with our menu pricing as long as margin dollars from higher sales levels are offsetting our higher cost of sales."

         For the first six months of 2004, J. Alexander's Corporation recorded net income of $1,524,000, or $.22 per diluted share, a gain of 49% over $1,024,000, or $.15 per diluted share, earned in the first half of 2003. Income before income taxes was $2,244,000 in the first two quarters of 2004, up from income before income taxes of $1,589,000 reported in the first six months of 2003. Last year's first half results included pre-opening expenses of $290,000 while no pre-opening expense was included in the first six months of 2004.

         Net sales for the first half of the Company's year rose 14.7% to $60,636,000 from $52,865,000 achieved in the first two quarters of 2003. Same store weekly sales per restaurant, based on 24 restaurants open for more than 18 months, increased 8% to $88,900 in the first half of 2004 from $82,300 posted in the first six months of 2003. For




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J. Alexander's Corporation Reports - Page 4


the first half of the current year, the average weekly sales per restaurant rose 4.7% to $86,100 from $82,200 recorded in the first six months of 2003.

         In commenting on the last half of 2004, Stout said the outlook for same store sales growth remains positive. "To date," he said, "our sales are being driven by our commitment to service excellence, food quality enhancements, improvements in creating ambiance within our restaurants, and the variety of our chef-driven feature product program. While we expect our sales to continue to increase during the remainder of the year, we also continue to be concerned with margin pressure from high input costs," he added.

         J. Alexander's Corporation presently owns 27 J. Alexander's restaurants in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander's is a contemporary American restaurant placing a special emphasis on food quality and professional service. The Company is based in Nashville, Tennessee.



         This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those described from time-to-time in the Company's filings with the Securities and Exchange Commission, press releases and other communications.

J. Alexander's Corporation Reports - Page 5


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                    Six Months Ended           Quarters Ended
                                                  ---------------------     ---------------------
                                                   JUNE 27     June 29      JUNE 27      June 29
                                                    2004         2003         2004         2003
                                                  --------     --------     --------     --------
Net sales ....................................    $ 60,636     $ 52,865     $ 29,847     $ 26,415

Costs and expenses:
   Cost of sales .............................      20,395       16,927       10,194        8,512
   Restaurant labor and related costs ........      18,986       17,232        9,318        8,661
   Depreciation and amortization of restaurant
     property and equipment ..................       2,298        2,136        1,153        1,077
   Other operating expenses ..................      11,228        9,518        5,597        4,767
                                                  --------     --------     --------     --------
     Total restaurant operating expenses .....      52,907       45,813       26,262       23,017

General and administrative expenses ..........       4,366        4,042        2,177        2,175
Pre-opening expense ..........................          --          290           --           19
                                                  --------     --------     --------     --------
Operating income .............................       3,363        2,720        1,408        1,204
Other income (expense):
   Interest expense, net .....................      (1,056)      (1,094)        (527)        (539)
   Other, net ................................         (63)         (37)         (44)         (18)
                                                  --------     --------     --------     --------
     Total other expense .....................      (1,119)      (1,131)        (571)        (557)
                                                  --------     --------     --------     --------
Income before income taxes ...................       2,244        1,589          837          647
Income tax provision .........................        (720)        (565)        (261)        (254)
                                                  --------     --------     --------     --------
Net income ...................................    $  1,524     $  1,024     $    576     $    393
                                                  ========     ========     ========     ========

Earnings per share:
   Basic earnings per share ..................    $    .24     $    .16     $    .09     $    .06
                                                  ========     ========     ========     ========

   Diluted earnings per share ................    $    .22     $    .15     $    .09     $    .06
                                                  ========     ========     ========     ========

Weighted average number of shares:
   Basic earnings per share ..................       6,440        6,544        6,443        6,471
   Diluted earnings per share ................       6,789        6,624        6,776        6,545

J. Alexander's Corporation Reports - Page 6


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES

                                                                  Six Months Ended             Quarters Ended
                                                               ----------------------        -------------------
                                                               JUNE 27        June 29        JUNE 27     June 29
                                                                2004           2003           2004         2003
                                                                -----          -----          -----       -----
Net sales............................................           100.0%         100.0%         100.0%      100.0%

Costs and expenses:
   Cost of sales.....................................            33.6           32.0           34.2        32.2
   Restaurant labor and related costs................            31.3           32.6           31.2        32.8
   Depreciation and amortization of restaurant
     property and equipment..........................             3.8            4.0            3.9         4.1
   Other operating expenses..........................            18.5           18.0           18.8        18.0
                                                                -----          -----          -----       -----
     Total restaurant operating expenses.............            87.3           86.7           88.0        87.1

General and administrative expenses..................             7.2            7.6            7.3         8.2
Pre-opening expense..................................               -            0.5              -         0.1
                                                               ------          -----         ------       -----
Operating income.....................................             5.5            5.1            4.7         4.6
Other income (expense):
   Interest expense, net.............................            (1.7)          (2.1)          (1.8)       (2.0)
   Other, net........................................            (0.1)          (0.1)          (0.1)       (0.1)
                                                                -----           ----          -----        ----
     Total other expense.............................            (1.8)          (2.1)          (1.9)       (2.1)
                                                                -----           ----          -----        ----
Income before income taxes...........................             3.7            3.0            2.8         2.4
Income tax provision.................................            (1.2)          (1.1)          (0.9)       (1.0)
                                                                -----           ----          -----        ----

Net income...........................................             2.5%           1.9%           1.9%        1.5%
                                                                =====          =====          =====        ====
Note: Certain percentage totals do not sum due to rounding.


AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant..................         $86,100        $82,200        $84,800     $81,000
Percent increase.....................................            +4.7%                         +4.7%

Same store weekly sales per restaurant (1)...........         $88,900        $82,300        $87,400     $81,100
Percent increase.....................................            +8.0%                         +7.8%


(1)  Includes the twenty-four restaurants open for more than eighteen months.

J. Alexander's Corporation Reports - Page 7


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                  JUNE 27   December 28
                                                   2004        2003
                                                  -------   -----------
                                 ASSETS

Current Assets
      Cash and cash equivalents .............     $ 3,605     $ 1,635
      Deferred income taxes .................         791         791
      Other current assets ..................       2,335       2,707
                                                  -------     -------
         Total current assets ...............       6,731       5,133

Other assets ................................       1,091       1,009
Property and equipment, net .................      72,673      73,613
Deferred income taxes .......................       1,884       1,884
Deferred charges, net .......................         832         898
                                                  -------     -------
                                                  $83,211     $82,537
                                                  =======     =======



                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .........................     $ 9,874     $10,891
Long-term obligations .......................      24,404      24,642
Other long-term liabilities .................       2,895       2,572
Stockholders' equity ........................      46,038      44,432
                                                  -------     -------
                                                  $83,211     $82,537
                                                  =======     =======